Exhibit 99.1

Contact:	Robert L. Bauman HICKOK INCORPORATED 10514 Dupont Avenue Cleveland, Ohio 44108 216/541-8060	January 8, 2016 FOR IMMEDIATE RELEASE

HICKOK INCORPORATED ANNOUNCES SIGNING OF A DEFINITIVE MERGER
AGREEMENT WITH FIRST FRANCIS COMPANY INC.

CLEVELAND, OH, January 8, 2016 Hickok Incorporated (OTC Pink: HICKA), a supplier of products and services for the automotive, emissions testing, locomotive, and aircraft industries, today announced the signing of a definitive merger agreement with First Francis Company Inc., pursuant to which Hickok will acquire First Francis's subsidiary Federal Hose Manufacturing LLC, a profitable manufacturer and distributor of flexible metal and silicone hoses. The Edward Crawford family has owned the company for 14 years. Hickok and Federal Hose expect to complete the transaction in the first half of calendar 2016, after satisfaction of customary closing conditions, including the approval of Hickok's shareholders. The transaction is expected to be immediately accretive to the earnings of Hickok.

About Hickok Inc.

Hickok provides products and services primarily for the automotive, emissions testing, locomotive, and aircraft industries. Offerings include the development, manufacture and marketing of electronic and non-electronic automotive diagnostic products used for repair and emission testing. The Company also develops and manufactures indicating instruments for aircraft, locomotive and general industrial applications. For more information: www.hickok-inc.com.

Certain statements in this news release, including discussions of management's expectations for fiscal 2016, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ from those anticipated as a result of risks and uncertainties which include, but are not limited to, Hickok's ability to effectively integrate Federal Hose and manage the larger operations of the combined business, effectively develop and market new products, overall market and industry conditions, the Company's ability to capitalize on market opportunities, the Company's ability to satisfy its interest payments and obtain cost effective financing as well as the risks described from time to time in Hickok's reports as filed with the Securities and Exchange Commission.

Important Additional Information and Where to Find It

In connection with the proposed merger, Hickok Incorporated will file with the SEC a Proxy Statement, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF HICKOK ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement, as well as other filings containing information about Hickok Incorporated, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.hickok-inc.com under the heading "About Us" and then under "Financial Information." Copies of the Proxy Statement can also be obtained, free of charge, by directing a request to Hickok Inc., 10514 Dupont Ave., Cleveland, OH 44108, Attention: Investor Relations, Telephone: (800) 342-5080.

Hickok and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Hickok Incorporated in connection with the proposed merger. Information about the directors and executive officers of Hickok and their ownership of Hickok common shares is set forth in the proxy statement for Hickok's 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 3, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Investor Contact:

Robert Bauman
216-541-8060 ext. 212